Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.’s Annual Report on Form 10‑K for the year ended February 2, 2014.

/S/ PRICEWATERHOUSECOOPERS LLP
Vancouver, British Columbia
September 12, 2014